DEFA14A

PROXY STATEMENT PURSUANT TO SECTION 14 (a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Dreyfus Founders Funds, Inc. - Dreyfus Founders Balanced Fund
(Name of Registrant as Specified In Its Charter)
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DREYFUS FOUNDERS BALANCED FUND (A SERIES OF DREYFUS FOUNDERS FUNDS, INC.)

February 15, 2008

Important: To avoid the additional costs of a potential adjournment, please vote your shares today.

Dear Shareholder:

We are writing to follow-up on previously mailed proxy materials regarding the Special Meeting of Shareholders of Dreyfus Founders Balanced Fund (the “Fund”), a series of Dreyfus Founders Funds, Inc., which is scheduled for February 27, 2008. You are receiving this letter because to date we have not received your vote on the important proposal affecting the Fund. For the reasons set forth in the proxy materials previously delivered to you, THE BOARD OF DIRECTORS OF DREYFUS FOUNDERS FUNDS, INC. RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL AND BELIEVES THE PROPOSAL IS IN THE BEST INTERESTS OF THE FUND’S SHAREHOLDERS. We would ask that you vote on this important matter today to ensure that your voice is heard.

Your Vote Is Important!

Although the response thus far has been favorable, not enough votes have been cast to meet the necessary requirements.

To simplify the voting process, we offer you three convenient voting options. We encourage you to utilize one of the following easy options today to record your vote promptly:

1.	Vote by Touch-Tone. You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the simple instructions. Please have your proxy materials, including the control number on your proxy card, available.

2.	Vote via the Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website. Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

     If you have any questions regarding the proposal or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co., Inc., whom you may also receive a call from, toll-free at (800) 431-9629.

     YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.